Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

August 5, 2014	OTC: SENR

Strategic Environmental & Energy Resources, Inc. Schedules 2014 Second Quarter Results Conference Call

GOLDEN, CO--(Marketwired - Aug 5, 2014) - Strategic Environmental & Energy Resources, Inc. (SEER) (OTCQB: SENR), a provider of next-generation clean technologies, renewable fuel and waste management innovations, today announced it will release its 2014 second-quarter financial results before the market opens on Monday, August 11, 2014, and conduct a conference call the same day at 9:00 a.m. Mountain Time (11:00 a.m. Eastern time).

Dial-in numbers for the conference call:

Domestic Toll Free: 1-844-413-1782
International: 1-716-247-5769
Conference ID: 85160698

Webcast: To listen to the conference call online, plug the following link into your web browser: http://www.media-server.com/m/p/f8969ghc or go to www.seer-corp.com and click the webcast link on the home page.

Phone replay:
A telephone replay of the conference call will be available through September 18, 2014, as follows:
Domestic Toll Free: 1-855-859-2056
International: 1-404-537-3406
Conference Code: 85160698

About Strategic Environmental & Energy Resources, Inc.
Strategic Environmental & Energy Resources, Inc. (SEER) identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment. SEER has three wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas ("Reach").

For more information about the Company visit: www.seer-corp.com

  Company Earnings
  Environment

Contact:

J. John Combs III
Chief Executive Officer
720-460-3522

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044